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                                                                Exhibit 99.1

                     FORM OF SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of January __, 1996 by and among NEORX CORPORATION, a Washington corporation, with headquarters located 410 West Harrison, Seattle, WA 98119-4007 (the "COMPANY"), and the undersigned (the "BUYER").

                 WHEREAS:

         A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Buyer wishes to purchase, in the amounts and upon the terms and conditions stated in this Agreement, (i) shares of the Company's common stock, par value $.02 per share (the "COMMON STOCK"), and (ii) shares of the Company's preferred stock, $.02 par value per share (the "PREFERRED STOCK"); and

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

         NOW THEREFORE, the Company and the Buyer hereby agrees as follows:

1.       PURCHASE AND SALE OF COMMON STOCK AND PREFERRED STOCK.

         a. Purchase of Common Stock. The Company shall issue and sell to the Buyer and the Buyer shall purchase 47,559 shares of Common Stock (the "COMMON SHARES") at a per share purchase price of $6.308.

         b. Purchase of Preferred Stock. The Company shall issue and sell to the Buyer and the Buyer shall purchase 6,000 shares of Series 2 Convertible Preferred Stock (the "PREFERRED SHARES"), in accordance with the terms of the Articles of Amendment, attached hereto as EXHIBIT A (the "ARTICLES OF AMENDMENT"), at a per
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share purchase price for the Preferred Shares of One Hundred Dollars ($100.00).
The Common Shares and the Preferred Shares are hereafter collectively referred to as the "SECURITIES")

         c. Form of Payment. The Buyer shall pay the purchase price for the Common Shares and the Preferred Shares (the "PURCHASE PRICE") by wire transfer of United States Dollars to the Company.

         On the Closing Date (as defined below), the Company shall deliver to First Interstate Bank of Washington, N.A., as transfer agent and registrar for the Company, irrevocable instructions to promptly deliver stock certificates, duly executed on behalf of the Company, representing the Common Shares and the Preferred Shares (the "STOCK CERTIFICATES") to the Buyer.

         e. Closing Date. The date and time of the issuance and sale of the Common Shares and the Preferred Shares (the "CLOSING DATE") shall be 12:00 noon Eastern Standard Time on January 30, 1996.

2.       BUYER'S REPRESENTATIONS AND WARRANTIES

         The Buyer represents and warrants to the Company that:

         a. Investment Purpose. The Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof except pursuant to sales registered under the 1933 Act.

         b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

         c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

         d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers

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to any such inquiries.  The Buyer understands that its investment in the
Securities involves a high degree of risk.

         e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

         f. Transfer or Resale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Common Shares, the Preferred Shares, and the shares of Common Stock that would be issuable to the Buyer upon conversion of the Preferred Shares (the "CONVERSION SHARES"), and the shares of Common Stock that may be issued to the Buyer pursuant to Section 1 of the Articles of Amendment (the "DIVIDEND SHARES"), have not been and are not being registered under the 1933 Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         g. Legends. The Buyer understands that the Preferred Shares and, until such time as the Common Shares, the Conversion Shares and the Dividend Shares (collectively, the "REGISTRABLE SECURITIES") have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates for the Registrable Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                 The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of


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                 counsel, reasonably satisfactory in form, scope and substance to the Company, that registration is not required under said
                 Act.

         h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

         i. Residency. The Buyer is a resident of that state or country specified in its address on the signature page hereof.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Buyer that:

         a. Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company has no subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the operations, properties or financial condition of the Company.

         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue the Registrable Securities and the Preferred Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.


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         c.      Capitalization.  As of January 30, 1996, the authorized
capital stock of the Company consists of (i) 60,000,000 shares of Common Stock of which 14,963,176 shares were issued and outstanding, and (ii) 3,000,000 shares of Preferred Stock of which 1,120,000 shares have been designated as $2.4375 Convertible Exchangeable Preferred Stock, Series 1, of which 208,240 were issued and outstanding, and 50,000 shares have been designated as Series 2 Convertible Preferred Stock, of which 40,000 are issued and outstanding and 6,000 will be issued and outstanding under this Agreement. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in SCHEDULE 2(C), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and
(ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act (except the Registration Rights Agreement). The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation, as amended, as in effect on the date hereof ("ARTICLES OF INCORPORATION") and the Company's Bylaws, as in effect on the date hereof (the "BYLAWS"). The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of the Closing Date.

         d. Issuance of Shares. The Registrable Securities and the Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

         e. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not,


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individually or in the aggregate, have a Material Adverse Effect).  The business of the Company is not being conducted, and shall not be conducted through the latest of (i) the Closing Date or (ii) the conversion or redemption of the last of the Preferred Shares, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect.
Except as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

         f. SEC Documents, Financial Statements. Since January 1, 1993, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to the Buyer true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer and referred to in Section 2(d) of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the


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statements therein, in the light of the circumstance under which they are made, not misleading.

         g. Absence of Certain Chances. Since September 30, 1995, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company.

         h. Absence of Litigation. Except as set forth in its Form 10-Q for the quarter ended September 30, 1995, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

4.       COVENANTS

         a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

         b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyer at the closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

        c. Reporting Status. Until the earlier of (i) the date as of which the Investors may sell all the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act, or (ii) the date on which (A) the Investors have sold all the Registrable Securities and (B) none of the Preferred Shares is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Investors shall give notice to the Company when they have sold all of the Registrable Securities.


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         d.      Use of Proceeds.  The Company will use the proceeds from the sale of the Common Shares and the Preferred Shares for the Company's internal working capital purposes and shall not directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

         e. Expenses. Each party shall pay its respective expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and Registration Rights Agreement.

         f. Financial Information. The Company agrees to send the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Registrable Securities: (i) within five (5) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its subsidiaries.

         g. Reservation of Shares. The Company shall at times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Shares and issuance of the Dividend Shares.

         h. Listing. The Company shall promptly secure the listing of the Registrable Securities upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Registrable Securities from time to time issuable under the terms of this Agreement and the Registration Rights Agreement.

5.       TRANSFER AGENT INSTRUCTIONS

         The Company shall irrevocably instruct its transfer agent to issue certificates for the Conversion Shares and Dividend Shares in such amounts as specified from time to time by the Company to the transfer agent. Prior to registration of the Registrable Securities under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof prior to registration of the Registrable Securities under the 1933 Act, will be given by the Company to its transfer agent and that the Registrable Securities and the Preferred Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement


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to comply with all applicable securities laws upon resale of the Registrable
Securities and the Preferred Shares. If the Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that registration of a resale by the Buyer of any of the Registrable Securities or the Preferred Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Common Shares, the Preferred Shares, the Conversion Shares or the Dividend Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer.

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         The obligation of the Company hereunder to sell the Common Shares and the Preferred Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         a. The parties shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to each other.

         b. The Buyer shall have delivered the Purchase Price to the Company.

         c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

7.       CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE

         The obligation of the Buyer hereunder to purchase the Common Shares and the Preferred Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

         a. The parties shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to each other.

         b. Until the Closing Date, the Common Stock shall be authorized for quotation on Nasdaq-NMS, and trading in the Common Stock (or on Nasdaq-NMS generally) shall not have been suspended by the SEC or Nasdaq.


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         c.      The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the chief financial officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

         d. The Buyer shall have received opinions of the Company's counsel and General Counsel, each dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same forms as EXHIBITS B AND C, respectively, attached hereto.

         e. The Buyer shall have received the officer's certificate described in Section 3(c) above, dated as of the Closing Date.

8.       GOVERNING LAW; MISCELLANEOUS

         a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington without regard to the principles of conflict of laws.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause two
(2) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the


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matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a parry. The addresses for such communications shall be:

         If to the Company:

         NeoRx Corporation
         410 West Harrison
         Seattle, WA 08119-4007
         Telecopy:        (206) 284-7112
         Attention:       Robert M. Littauer

         With copy to:

         Perkins Coie
         1201 Third Avenue, 40th Floor
         Seattle, WA 98101
         Telecopy:        (206) 583-8500
         Attention:       Steve McKeon, Esq.

         If to the Buyer, at the address on the signature page.

Each party shall have provide notice to the other party of any change in address.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought). Notwithstanding the foregoing, the Buyer may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.


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         h.      Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. Survival. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5, 8(g), 8(h) and 8(k), and this subsection shall survive the closing.

         k. Publicity. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

         l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         m. Termination. In the event that the closing shall not have occurred on or before five (5) days from the date hereof, this Agreement shall terminate at the close of business on such date.


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         IN WITNESS WHEREOF, the Buyer and the Company have caused this
Agreement to be duly executed as of the day and year first above written.

                                        NEORX CORPORATION


                                        By
                                           -------------------------------------

                                           -------------------------------------
                                           Senior Vice President


                                        BUYER


                                        By
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
                                           Address:


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